[Letterhead of COLONIA]


                                  Benefits Plan

                               of the Support Fund

                Uberbetriebliche Unterstutzungskasse Colonia e.V.

          (in the following abbreviated as Colonia-Unterstutzungskasse)

                                for the employer


                               Hosokawa Alpine AG
                           Peter-Dofler-Strasse 13-25
                                 86199 Augsburg

                            [Letterhead of COLONIA]

The supervisory board of the company Hosokawa Alpine AG (hereinafter abbreviated to Alpine) has resolved to introduce a company retirement and survivors' pension plan for its executive board members with effect from 01.10.1993 and to have this handled by the company Colonia-Unterstutzungskasse. To this end, and in accordance with the articles of incorporation of Colonia-Unterstutzungskasse, the following benefits plan has been agreed upon:

1. Types of Benefits


Colonia-Unterstutzungskasse grants the members of the executive board of Alpine

0           a retirement pension, and

0           a widow(er)'s pension

provided that the executive board member has received corresponding confirmation from Colonia-Unterstutzungskasse with respect to his/her participation in the pension scheme as well as with respect to the type and extent of the benefits to which he/she will he entitled (executive board member elegible to receive pension payments), and that he/she has retired from Alpine upon reaching pensionable age (see below).

2     Pension benefits

2.1   The pension shall be paid to the legitimate claimant as soon as he/she has

      a)    reached the age of 65 (fixed age limit), or

      b) reached the age of 60 and withdrawn from the contractual relationship with Alpine.

2.2 The basis for the amount of the pension is the contribution that Alpine makes to Colonia-Unterstutzungskasse, who uses

                            [Letterhead of COLONIA]

      this to take out suitable pension insurance policies with a life assurance company granting refund of premium in the case of death.

      in accordance with resolutions taken by the supervisory board of Alpine, the contributions for the executive board members who qualify for pension benefits are to be determined individually. The contributions are index-linked and will increase from the time they were originally determined in proportion to increases in the cost of living index laid down for a 4-person household with respect to civil servants or senior employees in the upper salary bracket, notwithstanding this by at least 4% p.a. The contributions will be amended on the 1st October of each year.

2.3 In the event that an executive board member eligible for pension dies before he/she becomes entitled to claim the benefits in accordance with
      Section 2.1, his/her spouse shall receive a lump-sum widow(er)'s allowance which shall correspond to the contributions paid by Alpine to Colonia-Unterstutzungskasse up to the time of death plus any returns on investment which exceed the sum resulting from the re-insurance policy taken out on the life of the executive board member by Colonia-Unterstutzungskasse.

3.    Mode of payment, payment commencement and termination

3.1 The pension shall be paid after deduction of any taxes or other charges at the beginning of each calendar month for the first time in October of the year that the "insured event" occurs.

3.2 Pension payments shall continue until the time of death - for the last time in the month of death - notwithstanding this for a period of at least 5 years, indepent of whether

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                            [Letterhead of COLONIA]

      or not the legitimate claimant dies before the 5 years has expired.

3.3 The benefits shall be suspended for as long and to the extent that Alpine still pays renumeration or comparable benefits to the legitimate claimant after the claim to benefits has become valid.

3.4 In exceptional cases and in agreement with the principal organisation and the legitimate claimant, it can be arranged to have the payment paid out in partial amounts or as a lump sum instead of in the form of the designated pension payments.

      The business policy currently in effect at the life asurance company with whom the re-insurance policy is taken out forms the authoritative basis for availment of this option as well as for the amount of such captital payments.

4.    Non-forfeitability

4.1 Should an executive board member with legitimate claim to pension benefits leave Alpine before he/she becomes entitled to claim, pro-rata pension benefits or a pro-rata widow(er)'s allocation shall be granted at a later date provided that the other conditions specified in this benefit scheme are fulfilled.

4.2 The amount of the pro-rata pension or widow(er)'s payment is governed by ss. 2 BetrAVG.

4.3 Upon request, premature retirees shall receive written notice of whether they have a non-forfeitable right to future pension payments, and if so, to what extent.

                            [Letterhead of COLONIA]

5.    Pledge ban

Benefits arising from the Colonia-Unterstutzungskasse can neither be pledged or assigned by the executive board member with legitimate claim to pension benefits or his/her dependants. Pledges and assignments are not recognised as being valid by Colonia-Unterstutzungskasse and Alpine. Should pledges or assignments nevertheless be made, the right to benefits automatically becomes null and void.

6.    Re-insurance policy

Colonia-Unterstutzungskasse reserves the right to take out insurances to cover the obligations arising out of the benefits scheme with Colonia
Lebensversicherung AG; the premiums are paid by Colonia-Unterstutzungskasse, and Colonia-Unterstutzungskasse has exclusive entitlement to the claims which accrue therefrom.

7.    Elimination of legal claims

Neither the recipient of benefits nor his/her dependants have any legal claim to benefits from Colonia-Unterstutzungskasse or Alpine. Repeated or regular granting of benefits does not constitute the acquisition of such a legal right. Benefits can be changed at reasonable discretion, especially in the case of a change to the legal and economic situation.

                            [Letterhead of COLONIA]

8.    Information

Colonia-Unterstutzungskasse will issue individual status reports detailing the extent and amount of the company retirement and survivor's pension due to the executive board member entitled to pension payments both at the time of entering the pension scheme and after any changes are made to the accrued pension benefits.

9.    Validity

This pension plan takes effect from 01.10.1993.

Augsburg/New York, 22.07.1994

        /s/ Isao Sato
        -------------------------------------------------------------------
        ISAO SATO (Chairman of the Supervisory Board of Hosokawa Alpine AG)

Cologne, 22.07.1994

        [Illegible]
        -------------------------------------------------------------------
                          Colonia-Unterstutzungskasse

                                    CONTRACT

Between

               Bepex Corporation
               5725 East River Road
               Chicago, Illinois 60631

               - in the following, the "Company" refers to Bepex GmbH
                                                 Daimlerstr. 9
                                                 7105 Leingarten

and            Dieter A.W. Hummel
               5109 Ridge Road
               Edina MN 55436

               - in the following, "Mr. Hummel"-

the following

                          MANAGER EMPLOYMENT AGREEMENT

is executed.

1. RESPONSIBILITIES

   Mr. Hummel shall be employed for the Company as its sole General Manager as of July 15, 1985.

   Mr. Hummel represents the Company generally and in Court and he will have the power to sign on behalf of the Company.

   Mr. Hummel accepts the position of Mr. Krallinger or his successor as generally not present confidant of the shareholders.

   Mr. Hummel will have full responsibility for the Company - without Ter Braak Rotterdam - as of July, 15, 1985.

   As of September 15, 1986, Mr. Hummel, in addition to his duties as General Manager of the Company, will assume full responsibility for the Company's subsidiary Ter Braak in Rotterdam. Prior to this time, Mr. Hummel will share the responsibility for Ter Braak with the service of Mr. Jaeckle.

   Provided this employment contract does not provide otherwise, the rights and duties of the Manager are subject to the Articles of Association of the Company in its current form and to the laws of the country, particularly to the Law on Limited Liability Companies.

   Mr. Hummel agrees to execute all general and specific directives of the shareholders. He is entitled to request a decision by the shareholders at any time.

   Mr. Hummel will report to the President of Bepex Corporation, Chicago, U.S.A.

2. SIDE ACTIVITIES

   Mr. Hummel agrees to devote his full knowledge and entire working capacity to the Company and will try to maintain a harmonious climate among all employees. He agrees to refrain from all side activities.

3. SECRECY

   Mr. Hummel agrees to keep confidential any and all affairs of the Company to the extent a disclosure is not warranted in the course of the execution of management duties. This duty remains in force after termination of this employment.

4. COMPENSATION

   For his service, Mr. Hummel will receive a gross annual salary of DM 180,000 (in words: one hundred and eighty thousand) payable in twelve equal monthly installments at the end of each month for the current month. An additional DM 55,000 (in words: fifty-five thousand) will be remunerated and reinvested in equivalent U.S. currency payable in twelve equal monthly installments at the end of each month for the current month.

   The salary will be yearly adjusted according to the wage increase agreed upon in the collective bargaining of the Metal Industry. The salary will further be generally reviewed every two years after the commencement of employment.

   In addition to the salary, Mr. Hummel will receive an annual bonus in accordance with the Company's prevailing bonus plan. For 1985, the bonus will be fixed at

   DM 70,000. Subsequent bonus will be determined on such factors as revenue and profit growth, net profits and return on investment.

5. COMPANY CAR, EXPENSES

   The Company furnishes to Mr. Hummel a company car in the Mercedes 280 SE category for business and private use.

   The Company shall reimburse Mr. Hummel for reasonable expenses incurred in connection with his services for the Company in accordance with the Company's respective policies and regulations.

6. RELOCATION

   Mr. Hummel shall move to Heilbronn during 1985.

   The Company agrees to grant Mr. Hummel an interest free loan in the amount of reasonable transportation costs incurred and properly evidenced resulting from his and his family's change of living quarters. This loan shall only be repaid upon termination of this agreement by Mr. Hummel. The amount to be repaid shall be reduced by 1/60 per every month of employment with the Company. In addition, the Company agrees to pay Mr. Hummel real estate broker's fees to establish living quarters.

7. SICK PAY

   The Company will pay the contractual salary to Mr. Hummel in case of his illness for a period of six months. If the period of illness will last more than six months and is diagnosed as long-term, the Company will stop salary payments and will be entitled to engage a new general manager of the Company notwithstanding Paragraph 1 of this agreement.

8. PENSION PLAN, INSURANCES

   Mr. Hummel shall be eligible to benefits of an individual special pension plan which will be agreed upon independent of the State Social Insurance and will cover the time of his employment as General Manager of the Company.

   The pension plan established for Mr. Hummel by the Company will be in accordance with and have the same provisions as the existing Bepex Corporation plan. The Company will remunerate the special plan in accordance with funding required to meet the provision of the Bepex Corporation plan.

   Mr. Hummel is vested and remains as such and his pension rights and years of service are to continue without interruption. Service with both Bepex Corporation and the Company will count toward the pension. Upon retirememt Bepex Corporation will pay Mr. Hummel whatever pension he is entitled to receive from its plan and the Company will pay the difference between the Bepex Corporation pension and the full pension based upon his total service and earnings. Respective plans will remunerate in the local currency.

   The Company will contribute to the premiums for the state social insurance (old age insurance, health insurance and unemployment insurance) according to the prevailing statutory rules.

   Mr. Hummel shall be included into the Company's accident insurance, which will also cover private risks.

9. VACATION

   The annual paid vacation of Mr. Hummel shall be 33 working days. Mr. Hummel shall plan his vacation in coordination with the Company's management in a way that it shall not affect the interest of the Company.

   In case Mr. Hummel, because of compelling business reasons, cannot take his vacation in total or in part he can only use up his vacation during the next calendar year.

10. DURATION OF CONTRACT

   The initial term of this contract is five years. The contract is renewed automatically from time to time for five years if it is not terminated by giving six months prior written notice.

   Either party may terminate the contract by giving six months written notice to the end of the five year contract term.

   For the event of termination notice, regardless of who has issued it, the parties agree that the Company may renounce to the services of Mr. Hummel until termination of the contract. Such renunciation does not affect the obligation to pay the salary according to Paragraph 4.

11. PREMATURE CONTRACT TERMINATION

   If Mr. Hummel and Bepex Corp. mutually determine during the term of the contract that the employment of Mr. Hummel as General Manager of the Company is not beneficial for both parties, Bepex Corporation agrees to provide Mr. Hummel with a comparable position in the U.S. as held at the present time.

12. RETURN OF DOCUMENTS

   Upon expiration of this contract Mr. Hummel shall remit all drafts, letters, memoranda and documents as well as copies thereof to the Company without further request. Mr. Hummel may not exercise for whatever reason a right of retention against the Company in regard to the documents mentioned in Sentence 1.

13. NON-COMPETITION

   Mr. Hummel agrees for a term of two years from the end of this employment with the Company and Bepex Corp. not to enter into services of any firm in the Federal Republic of Germany or West-Berlin or in the U.S.A. which in any way competes with the Company or Bepex Corp. and shall also not be engaged in any other manner in competing activities, directly or indirectly, employed, self-employed or as a consultant.

   During the period of non-competition, the Company and Bepex Corp. agree to pay to Mr. Hummel a compensation equalling 50% of the income under this agreement according to the rules of ss. 74 ff Germany Commercial Code.

   If Mr. Hummel, after the term of the contract, requests to return to the U.S. as an employee of Bepex Corporation in a similar position and if Bepex Corporation declines his request, Mr. Hummel will be relieved of any non-competitive commitment stated above in the U.S.

14. MISCELLANEOUS

   This contract is governed by the laws of the United States of America. The parties have not made any oral agreements or side-agreements.

   Changes and amendments to this contract must be made in writing.

Date: July 9, 1985                         Date: July 9, 1985

Place: Minneapolis                         Place: Minneapolis

/s/ Dieter Hummel                          /s/ William Efforts
-----------------                          --------------------
    Dieter Hummel                              Bepex Corp.

                                BEPEX DIVISION OF
                               BERWIND CORPORATION
                                  PENSION PLAN
              (As Amended and Restated Effective January 1, 1984)

                                                                                                 Page
 ARTICLE I.       DEFINITIONS ......................................................................2
 ARTICLE II.      ELIGIBILITY FOR PARTICIPATION ...................................................10
 ARTICLE III.     RETIREMENT AND DEATH BENEFITS ...................................................11
 ARTICLE IV.      CONTRIBUTIONS BY PARTICIPATING COMPANIES ........................................18
 ARTICLE V.       VESTING .........................................................................18
 ARTICLE VI.      PAYMENT AND FORMS OF BENEFITS ...................................................19
 ARTICLE VII.     LIMITATIONS ON AMOUNT OF BENEFITS ...............................................23
 ARTICLE VIII.    PLAN ADMINISTRATION .............................................................29
 ARTICLE IX.      AMENDMENT AND TERMINATION .......................................................31
 ARTICLE X.       MISCELLANEOUS ...................................................................33
 APPENDIX A.      ACTUARIAL EQUIVALENT FACTORS
 APPENDIX B.      TOP-HEAVY PROVISIONS

                                BEPEX DIVISION OF
                               BERWIND CORPORATION
                                  PENSION PLAN
               (As Amended and Restated Effective January 1, 1984)

         Berwind Corporation, a Pennsylvania corporation, hereby amends and restates, effective January 1, 1984 (except as specified otherwise herein), the following retirement plan for those employees of its Bepex Division who are eligible to participate in the pension plan. The provisions that are to take effect if the Plan becomes top-heavy, within the meaning of section 416(g) of the Internal Revenue Code of 1954, as amended, are set forth in Appendix B.

                                   BACKGROUND

         1. On December 31, 1975 the Reitz Manufacturing Company, The Strong-Scott Manufacturing Company and K-G Industries, Inc., subsidiaries of Berwind Corporation, each became a division by merger into Bepex Corporation, a Delaware corporation and a subsidiary of Berwind Corporation.

         2. The Rietz Manufacturing Company Pension Plan was amended and restated as of April 1, 1976 as the Bepex Corporation Pension Plan (the "Plan") and, effective January 1, 1976, covered employees of the Rietz Division of Bepex Corporation (formerly the Rietz Manufacturing Company) and employees of Bepex Corporation not employed at a division other than Rietz Division. Employees of the Strong-Scott Division of Bepex Corporation (formerly The Strong-Scott Manufacturing Company) were covered under The Strong-Scott Division Pension Plan. Employees of the K-G Division of Bepex Corporation (formerly K-G Industries, Inc.) were covered by the Berwind Corporation Employees' Retirement Plan.

         3. Effective January 1, 1979, (a) The Strong-Scott Division Pension Plan and the portion of the assets and liabilities of the Berwind Corporation Employees' Retirement Plan attributable to the accrued benefits of employees of the K-G Division of Bepex Corporation were merged into the Plan, and (b) the Plan was amended and restated to provide benefits to all eligible employees, namely the eligible employees of what was, as of January 1, 1979, Bepex Corporation, and those of Rietz Division, Strong-Scott Division and K-G Division of Bepex Corporation.

         4. Effective October 2, 1982, Bepex Corporation became a division of Berwind Corporation and Berwind Corporation became the Plan sponsor, as defined in section 3(16)(B) of the Employee Retirement Income Security Act of 1974, as amended. No employees of any other division Berwind Corporation are eligible to participate in the Plan unless specific provision is made for their coverage pursuant to the terms of Section 1.25.

         5. The benefit rights, if any, of an employee who was covered by the Plan or by the Strong-Scott Division Pension Plan or by the Berwind Corporation Employees' Retirement Plan and who terminated employment prior to January 1, 1979 shall be determined under the provisions of the applicable plan as of the date of employment termination, provided that the accrued benefit of such employee whose employment terminated after December 31, 1975 shall be calculated under Section 3.1.1 or Section 3.1.2, as applicable.

         6. The benefit rights of a Member of the Plan who retired or otherwise terminated employment before the effective date of an applicable provision of this amendment and restatement shall be governed by the terms of the Plan as in effect at the time of such retirement or other termination of service.

ARTICLE I. DEFINITIONS.

         The following words and phrases as used herein and in the Trust have the following meanings unless a different meaning is plainly required by the context:

         1.1 "Accrued Pension Benefit" means the accrued benefit of a Member expressed as a monthly annuity beginning at Normal Retirement Date determined under Section 3.1 on the basis of the Member's Years of Service to the date as of which the computation is made.

         1.2 "Accumulated Contributions" means, with respect to a Member who formerly participated in the Berwind Plan, the sum of a Member's contributions made under that Plan before January 1, 1976, or repaid pursuant to Section 3.6, and interest credited thereon. The rates of interest credited upon such contributions shall be determined by the Retirement Board; provided that for periods beginning after December 31, 1975, the rates of interest shall not be less than 5%, compounded annually.

         1.3 "Actuarial Equivalent" means the equivalent actuarial value of the normal form of benefit for unmarried Members, as described in Section 6.3, determined based upon the advice of the Plan's actuary using the factors and assumptions set forth in Appendix A. For purposes of the lump sum payment provisions of

Section 6.4, the interest rate used in computing the lump sum amount shall not be greater than the interest rate that would be used by the Pension Benefit Guaranty corporation as of the date of the distribution in determining the present value of a lump sum distribution upon plan termination.

         1.4 "Annuity Starting Date" means for:

         1.4.1 a Member electing an Early, Normal, or Late Retirement benefit the first day of the first month for which the retiring Member receives an annuity payment,

         1.4.2 a surviving spouse of a deceased Member who prior to his death had met the requirements for an Early, Normal or Late Retirement benefit but had not reached his Annuity Starting Date, the first day of the month following the date of the Member's death, or

         1.4.3 a surviving spouse of a deceased Member who prior to his death had not reached age 55 but who had a vested interest in his Accrued Pension Benefit under Section 5.1, the first day of the month in which such a Member would have reached age 55.

         1.5 "Average Compensation" means, with respect to any Member, the average of his Compensation for the five consecutive full calendar years of his employment as an Employee that produces the hiqhest average. If an individual completes fewer than five full consecutive calendar years of employment as an Employee prior to his retirement date, death or other termination of employment, as applicable, his Average Compensation shall be the average of his Compensation for all full calendar years of employment as an Employee. Notwithstanding the foregoing, if an Employee's Compensation for the full or partial year of his retirement, death or other termination of employment exceeds his Compensation for any of the full calendar years that would otherwise be taken into account for purposes of this section, such greater amount shall be substituted for the Compensation for the full calendar year that is the least for him.

         1.6 "Beneficiary" means:

              1.6.1 the Member's spouse,

              1.6.2 the person, persons or trust designated by the Member, with the consent of the Member's spouse if the Member is married, as direct or contingent beneficiary in a manner prescribed by the Retirement Board, or

              1.6.3 if the Member has no spouse and no effective beneficiary designation the Member's heirs under the intestate law of the state of the Member's domicile at his death.

A married Member may designate a person, persons or trust as Beneficiary other than his spouse provided that such spouse consents to such designation in writing in a manner prescribed by the Retirement Board. Any subsequent spouse of the Member shall not be bound by any such consent.

         1.7 "Berwind Plan" means the Berwind Corporation Employees' Retirement Plan.

         1.8 "Board of Directors" means the Board of Directors of Berwind Corporation.

         1.9 "Code" means the Internal Revenue Code of 1954, as amended.

         1.10 "Compensation" means annual salary, commissions, overtime pay and severance pay. Compensation shall not include bonuses, incentive pay and other such special remuneration, contributions to or payments under this or any other employee benefit plan to which an Employer contributes for the benefit of its Employees, or amounts identified by an Employer as expense allowances or reimbursements.

         1.11 "Contract" means a group or individual life insurance or annuity or deposit administration or immediate participation guarantee contract issued by or entered into with an insurer to provide benefits under the Plan.

         1.12 "Early Retirement Date" means the first day of any month following the month in which a Member who has reached age 55 and has been credited with 10 Years of Service, but who has not reached his Normal Retirement Date, actually retires.

         1.13 "Effective Date" means April 1, 1971.

         1.14 "Employee" means:

              1.14.1 an individual who is employed by the Employer,

              1.14.2 a leased employee who is not employed by an Employer but is required to be treated as so employed by section 414(n) of the Code, and

              1.14.3 when required by context under Section 1.19, a former Employee.

         1.15 "Employer" means Berwind Corporation, and any other employer included with Berwind Corporation in:

              1.15.1 a controlled group of employers or trades or businesses within the meaning of section 414(b) or section 414(c) of the Code, or

              1.15.2 an affiliated service group within the meaning of section 414(m) of the Code,

provided that any such employer shall be included within the term "Employer" only while a member of such a group that includes Berwind Corporation.

         1.16 "Employment Commencement Date" means the first day an Employee is credited with an Hour of Service with the Employer.

         1.17 "Employment Recommencement Date" means the first day following a Severance from Service Date on which an Employee is credited with an Hour of Service with the Employer.

         1.18 "Fund" means the assets and earnings, appreciation or additions thereto held by the Trustee or the Insurer, or both, under the Trust, the Contract, or both for the exclusive benefit of Members, their surviving spouses, and other Beneficiaries.

         1.19 "Hour of Service", for participation, vesting and benefit accrual, means each hour for which an Employer is paid, or entitled to payment, for performing duties for the Employer.

         1.20 "Insurer" means a legal reserve insurance company that enters into or issues a Contract under the Plan.

         1.21 "Late Retirement Date" means the actual retirement date of any Member who continues his employment after his Normal Retirement Date; provided that in no event shall a Member's employment be continued after he reaches age 70, except upon the approval of the President of Berwind Corporation.

         1.22 "Member" means an Employee who has met the eligibility requirements of Article II.

         1.23 "Normal Retirement Date" means the date upon which a Member reaches age 65.

         1.24 "Qualified Joint and Survivor Annuity" means a monthly joint and survivor annuity that is the Actuarial Equivalent of the normal form of benefit for an unmarried Member, as such benefit is described in Section 6.3, and that provides an annuity for the life of the Member's surviving spouse equal to 50% of the annuity payable for the Member's life.

         1.25 "Participating Company" means:

              1.25.1 the Bepex Division of Berwind Corporation, and

              1.25.2 any other division of Berwind Corporation that shall be joined in the Plan or any affiliate of Berwind Corporation that shall adopt the Plan and execute a joinder herein with the consent of the Board of Directors.

         1.26 "Period of Service" means the period between the later of:

              1.26.1 the Employee's Employment Commencement Date, or

              1.26.2 in the case of an Employee entitled to service credit under
Section 1.34.1, the first anniversary after January 1, 1984 of the Employee's Employment Recommencement Date, as applicable, and the earlier of the Employee's Severance from Service Date or his Normal Retirement Date.

         1.27 "Plan" means the Pension Plan set forth in this document.

         1.28 "Plan Year" means the year ending December 31. The Plan Year shall also be the limitation year for purposes of section 415(j) of the Code.

         1.29 "Retirement Board" means the entity appointed under Section 8.2 to administer the Plan.

         1.30 "Severance from Service Date" means the date upon which an Employee severs his service with the Employer, which date shall be the earlier of:

              1.30.1 the date upon which the Employee quits, is discharged, retires or is placed on indefinite layoff; or

              1.30.2 the first anniversary of the first date of such Employee's absence from service for any other reason.

         1.31 "Social Security Offset" means an amount determined as of the earlier of:

              1.31.1 the Member's date of termination of employment, or

              1.31.2 the date the Member reaches age 60.

The Member's Social Security primary insurance amount as of age 65 shall be computed, assuming the Member's annual rate of compensation on the date of the determination shall continue until he reaches age 65. The Social Security Offset shall be 50% of the Member's Social Security primary insurance amount, determined in accordance with the provisions of the Social Security Act in effect on the date of the determination; provided that if the Member has been credited with fewer than 30 Years of Service as of the date of termination of employment, the Social Security Offset shall be reduced by multiplying it by a fraction, the numerator of which shall be the number of the Member's Years of Service and the denominator of which shall be 30. In determining a Member's compensation for years before such Member became an Employee, the following rules shall apply:

              1.31.3 For years before an Employee's date of hire with the Employer, compensation shall be estimated by applying a salary scale, projected backwards, to the Employee's compensation (as defined in Section 3.03 of Revenue Ruling 71-446) at date of hire. The salary scale shall be either an annual rate of not less than 6%, or the actual change in the average earnings from year to year as determined by the Social Security Administration.

              1.31.4 The Retirement Board shall provide a written notice to each Member of his right to furnish actual earnings history and of the financial consequences of failure to furnish such history. The notice shall be contained in the summary plan description and shall also be given upon separation from service. The notice shall contain a deadline for provision of earnings information. If the actual earnings history is provided within the time required in the notice, the Member's benefits shall be determined based on such earnings.

         1.32 "Trust" means the legal entity created by the trust agreement between Berwind Corporation and the Trustee, fixing all rights and liabilities with respect to managing and controlling the Fund, or the portion thereof held in trust, for the purposes of the Plan.

         1.33 "Trustee" means the trustee or any successor trustee or trustees hereafter designated by the Board of Directors and named in the trust agreement or any amendment thereto.

         1.34 "Year of Service" means:

              1.34.1 Any period of service ending an or before the anniversary in 1984 of the Employee's Employment Commencement Date or Employment Recommencement Date, as applicable, that was a Year of Service (or fraction thereof) under the Plan as in effect on December 31, 1983 shall constitute a Year of Service (or fraction thereof); except that for purposes of benefit accrual, only those Years of Service after the Employee became a Member of the Plan (as in effect on December 31, 1983) shall be counted. If the Member severed from service with the Employer before January 1, 1984 and is subsequently rehired after December 31, 1983, service prior to severance from service shall be counted under the Break-in-Service rules of the Plan as in effect on December 31, 1983;

              1.34.2 A 12 consecutive month period, included within a Period of Service measured from the Employee's Employment Commencement Date or Employment Recommencement Date, as applicable, or in the case of an Employee entitled to service credit under Section 1.34.1, the first anniversary on or after January 1, 1984 of the Employee's Employment Commencement Date, or the Employee's Employment Recommencement Date, as applicable, provided that the following special rules shall apply:

                            1.34.2.1 if an Employee (1) quits, is discharged, is
                  placed in indefinite layoff or retires and (2) within 12 months thereafter returns to service and is credited with an Hour of Service, his Years of Service, for vesting only, but not for benefit accrual, shall be computed as though his service has not been severed.

                            1.34.2.2 If an Employee who is absent from service
                  for any reason other than those specified in Section 1.34.2.1 above, (1) while so absent, quits, is discharged, is placed on indefinite layoff or retires, (2) within 12 months after the first date upon which he was absent from service, returns to service and (3) is credited with an Hour of Service, his Years of Service, for vesting, but not for benefit accrual, shall be computed as though his service had not been severed.

                            1.34.2.3 For vesting and benefit accrual purposes,
                  an Employee who continues to receive his regular compensation during any period of absence, or who is absent by reason of active duty in the armed forces of the United States or on a leave of absence authorized by the Employer, and who returns to service with the Employer within the time during which his reemployment rights are protected by federal law or by the expiration date of his authorized leave of absence, as applicable, shall be treated as though he had been actively performing services for the Employer during such period of absence.

                            1.34.2.4 Except to the extent fractional Years of
                  Service may be aggregated to produce complete Years of Service under the above rules, fractional Years of Service shall be disregarded for vesting purposes.

         1.34.3 Years of Service for benefit accrual shall include all Years of Service as a Member of the Plan, including any fractional year, except that employment after a Member reaches age 65 shall not be taken into account in determining the number of his Years of Service for benefit accrual purposes.

         1.34.4 Any calendar month during which an Employee is employed by an Employer for 15 or more calendar days shall be counted in computing Years of Service.

         1.34.5 If a Participating company is one of the employers in a controlled group of employers or trades or businesses within the meaning of section 414(b) or section 414(c) of the Code, or in an affiliated service group within the meaning of section 414(m) of the Code, for purposes of eligibility to participate under Article II, eligibility for early retirement benefits under
Article III and vesting under Article V, Years of Service shall be determined as if all employers in the controlled group or affiliated service group were a single employer, including employment during periods when the employer was not a part of the controlled or affiliated service group.

         1.34.6 In the case of seasonal employees, a "Year of Service" shall be determined in accordance with regulations issued by the United States Department of Labor.

         1.34.7 To the extent such employment is not otherwise included in determining Years of Service under this Section 1.34, periods of employment before January 1, 1979 with the Strong-Scott Division or the K-G Division that were considered Years of Service under the Strong-Scott Division Pension Plan or the Berwind Plan shall be counted as Years of Service under this Plan for all purposes.

ARTICLE II.  ELIGIBILITY FOR PARTICIPATION.

         2.1 Eligibility Rule. Except as provided in Section 2.2, an Employee shall be eligible to become a Member of the Plan on the later of the date he reaches age 21 or the date he is credited with a Year of Service, as defined in
Section 1.34.2.

         2.2 Ineligible Employees. The following Employees shall be ineligible to participate in the Plan:

             2.2.1 each Employee who has reached age 60 or more as of the date he is first employed by an Employer;

             2.2.2 each Employee who is employed by an Employer that is not a Participating Company;

             2.2.3 each Employee who is a member of a collective bargaining unit as to which there is evidence that retirement benefits were the subject of good faith bargaining between the Employer and the bargaining representative of the unit unless the applicable bargaining agreement provides for coverage under the Plan;

             2.2.4 each Employee for whom the Employer makes contributions under another defined benefit or defined contribution employee pension benefit plan; and

             2.2.5 each leased Employee as defined in section 414(n) of the Code.

         2.3 Commencement of Participation. An eligible Employee who completes the requirements of Section 2.1 during the first six months of a Plan Year shall become a Member on the first day of that Plan Year. An Employee who completes such requirements during the second six months of a Plan Year shall become a Member on the first day of the following Plan Year, provided he is not then excluded from participation under Section 2.2.

         2.4 Participation After a Severance from Service. An individual who is reemployed by an Employer after such Employee incurs a Severance from Service Date shall become a Member as of his Employment Recommencement Date, unless he is excluded from participation by any provision of Section 2.2.

         2.5 Time of Participation - Excluded Employees. An Employee otherwise eligible to be a Member of the Plan, but excluded because of the application of any provision of Section 2.2, shall be eligible to become a Member as of the first day of the month coincident with or next following the date upon which the applicable provision of Section 2.2 ceases to apply. A Member who becomes subject to any provision of Section 2.2 shall cease to be a Member as of the last day of the month with, or within which, any such provision becomes applicable.

ARTICLE III. RETIREMENT AND DEATH BENEFITS.

         3.1 Normal and Late Retirement. A Member who retires on his Normal Retirement Date or Late Retirement Date shall be entitled to a monthly retirement benefit equal to the amount calculated under Section 3.1.1, Section
3.1.2 or Section 3.1.3 below as applicable. Such benefit shall be payable in accordance with Article VI. See the minimum benefit provisions of Section 3.8.

             3.1.1 Calculation of Normal and Late Retirement Benefits - General Rule. Except as otherwise provided in Section 3.1.2 or Section 3.1.3, a Member who retires on his Normal Retirement Date or Late Retirement Date shall be entitled to a monthly retirement benefit equal to 1/12 of the greater of the amount calculated under Section 3.1.1.1 below and the amount calculated under
Section 3.1.1.2 below. Such benefit shall be payable in accordance with Article VI.

                           3.1.1.1 1.5% of the Member's Average Compensation, as
                  defined in Section 1.5, multiplied by the number of his Years of Service after the Effective Date but before January 1, 1976, plus 1.8% of his Average Compensation multiplied by the number of his Years of Service after December 31, 1975, not to exceed 25 Years of Service, plus 1% of his Average Compensation multiplied by the number of his Years of Service after December 31, 1975 in excess of 25; minus the Member's Social Security Offset, as determined under Section 1.31.

                           3.1.1.2 A Member whose retirement benefit is
                  calculated under this Section 3.1.1 shall in any event be entitled to a minimum benefit equal to 0.75% of his Average Compensation multiplied by the number of his Years of Service after the Effective Date.

             3.1.2 Calculation of Normal and Late Retirement Benefits of Former Participants in The Strong-Scott Division Pension Plan. A Member who participated in The Strong-Scott Division Pension Plan on December 31, 1978 and who retires on his Normal Retirement Date or Late Retirement Date shall be entitled to a monthly retirement benefit equal to 1/12 of the greater of the amount calculated under Sections 3.1.2.1, 3.1.2.2 and 3.1.2.3 below, and the amount calculated under Section 3.1.2.4 below. Such benefit shall be payable in accordance with Article VI.

                           3.1.2.1 The Member's past service benefit for service
                  prior to October 1, 1968, which shall be equal to 0.8% of the average of his annual Compensation for such period of service multiplied by the number of the Member's Years of Service prior to October 1, 1968, to a maximum of 16 such years; plus

                           3.1.2.2 1.5% of the Member's Average Compensation, as
                  defined in Section 1.5, multiplied by the number of his years of service after September 30, 1968, but before January 1, 1976, plus 1.8% of his Average Compensation multiplied by the number of his Years of Service after December 31, 1975, not to exceed 25 Years of Service, plus 1% of his Average Compensation multiplied by the number of his Years of Service after December 31, 1975 in excess of 25; minus

                           3.1.2.3 the Member's Social Security Offset, as
                  determined under Section 1.31.

                           3.1.2.4 A Member whose retirement benefit is
                  calculated under this Section 3.1.2 shall in any event be entitled to a minimum benefit equal to 0.75% of his Average Compensation multiplied by the number of his Years of Service after September 30, 1968.

             3.1.3 Calculation of Normal and Late Retirement Benefits of Former Participants in the Berwind Plan. A Member who participated in the Berwind Plan on December 31, 1978 and who retires on his Normal Retirement Date or his Late Retirement Date shall be entitled to a monthly retirement benefit equal to 1/12 of the amount calculated under Sections 3.1.3.1 and 3.1.3.2 below. Such benefit shall be payable in accordance with Article VI. See the minimum benefit provisions of Section 3.8.

                           3.1.3.1 1.8% of the Member's Average Compensation, as
                  defined in Section 1.5, multiplied by the number of his Years of Service, not to exceed 25

                  Years of Service, plus 1% of his Average Compensation multiplied by the number of his Years of Service in excess of 25; minus

                           3.1.3.2 the Member's Social Security Offset, as
                  defined in Section 1.31.

                           3.1.3.3 A Member whose benefit is calculated under
                  this Section 3.1.3 and who had credited service under the Berwind Plan before January 1, 1971 may elect to have his retirement benefit calculated under the provisions of Section 3.7.

         3.1.4 Additional Benefits of Certain Controlled Group Employees.

                           3.1.4.1 Eligibility. This Section 3.1.4 shall apply
                  to a Member who formerly participated in (1) any retirement plan to which a Participating Company contributed on his behalf or to which an Employer contributed on his behalf pursuant to the terms of a collective bargaining agreement, or
                  (2) any other retirement plan maintained by an Employer and on whose behalf assets attributable to the Member's accrued benefit liability under such plan are not transferred to this Plan as a result of the Member's transfer to non-union status or his transfer to employment with a Participating Company. Such a Member shall be entitled to the additional benefit described below in Section 3.1.4.2, in addition to the benefit described above in Section 3.1.1, Section 3.1.2, Section 3.1.3 or in Section 3.7.

                           3.1.4.2 Amount of Additional Benefit. The additional
                  benefit shall be equal to the portion of the accrued benefit under a retirement plan described of Section 3.1.4.1(1) or
                  Section 3.1.4.1(2) above that was forfeited; provided that only benefits accrued in such other retirement plan while the other Employer was, with a Participating Company, a part of a controlled or affiliated service group as described in section 414(b), section 414(c) or section 414(m) of the Code shall be used in determining the amount of additional benefits under the Plan, and that this Section 3.1.4 shall not operate to duplicate defined benefit pension plan benefits for a single period of employment.

             3.1.5 Benefits in Case of Asset-Transfer. In the event an individual becomes a Member of the Plan by reason of a transfer described in
Section 3.1.4.1(1) or Section 3.1.4.1(2) and assets attributable to the Member's accrued benefit liability under the plan from which the Member transferred are transferred to this Plan, such Member's Accrued Pension Benefit shall be computed under Section 3.1 as though all his years of service for benefit accrual under such other plan were Years of Service as a Member of this Plan.

         3.2 Early Retirement Benefits.

             3.2.1 General Rule. A Member who retires at an Early Retirement Date while in the employ of a Participating Company or another Employer, and a Member who is no longer employed by an Employer and who has reached age 55 and has been credited with 10 or more Years of Service, may elect to receive a benefit beginning at or after such Early Retirement Date and not later than by his Normal Retirement Date. The early retirement benefit shall be the Member's Accrued Pension Benefit computed in the manner described in Section 3.1, and shall be paid in accordance with Article VI. If payment of the Member's early retirement benefit is to begin before his Normal Retirement Date, the benefit shall be multiplied by the applicable benefit reduction factor under the following schedule (interpolated to the nearest month).

                           BENEFIT REDUCTION SCHEDULE

                             Years Before Normal               Benefit
          Age                Retirement Date                    Factor
          ---                ---------------                    ------
           55                     10                             .58
           56                      9                             .63
           57                      8                             .67
           58                      7                             .73
           59                      6                             .78
           60                      5                             .85
           61                      4                             .90
           62                      3                             .95
           63                      2                             .97
           64                      1                             .99

             3.2.2 Early Retirement Benefit - Special Rule. A Member who participated in the Berwind Plan on December 31, 1978 and who had credited service under that plan before January 1, 1971 may elect to have his early retirement benefit calculated under the provisions of Section 3.7 rather than under Section 3.2.1.

         3.3 Death Benefit. There shall be death benefits provided under the Plan as follows:

             3.3.1 Death of a Member Before Vesting in Accrued Pension Benefit. If an individual participated in the Berwind Plan on December 31, 1978, his Accumulated Contributions were transferred to the Trust under this Plan and he dies before he is entitled to a vested interest in his Accrued Pension Benefit under Section 5.1, his Beneficiary shall be entitled to receive the amount of the Member's Accumulated Contributions, if any. Such benefit shall be paid in a lump sum, in accordance with Section 6.4, to such Beneficiary.

             3.3.2 Death of Member After Retirement Date. If a Member whose employment terminates after his Early Retirement Date or Normal Retirement Date dies more than 30 days after such termination of employment, his Beneficiary shall be entitled to a lump sum death benefit equal to the monthly Accrued Pension Benefit of such Member multiplied by 15 and then rounded upwards to the next $100 with a minimum benefit of $500 and a maximum benefit of $2,000. In any case where the Actuarial Equivalent of a retirement benefit is paid in a lump sum in accordance with Section 6.4, the death benefit described in this Section
3.3.2 may be paid at the same time. This benefit shall be in addition to any benefit payable under a contingent annuity or term certain option in effect under Article VI at the time of death and in addition to the preretirement surviving spouse's benefit described in Section 3.3.3 and Section 3.3.4 and the payment of Accumulated Contributions under Section 3.3.1.

             3.3.3 Death of Vested Member Before Annuity Starting Date - Surviving Spouse's Benefit. Effective January 1, 1984, if:

                            3.3.3.1 a Member who is vested in his Accrued
                   Pension Benefit dies while employed by a Employer before his Annuity Starting Date, or

                            3.3.3.2 a Member who terminated his employment on or
                   after January 1, 1976 having a vested interest in his Accrued Pension Benefit dies before his Annuity Starting Date, his spouse, if living on the Member's date of death, shall receive a spouse's death benefit as provided in Section
                   3.3.4. To be eligible to receive such benefit, the surviving spouse shall have been married to the Member throughout the one-year period ending with the date of the Member's death.

             3.3.4 Amount and Payment of Surviving Spouse's Benefit. The surviving spouse's benefit under Section 3.3.3 shall be 50% of the amount payable to the Member had he retired as of the day before his death and did not elect to receive his benefit in any form other than a Qualified Joint and Survivor Annuity. The benefit payable to the surviving spouse shall be payable monthly for the life of the surviving spouse beginning on the spouse's Annuity Starting Date, unless a lump sum payment of the benefit is made at the direction of the Retirement Board pursuant to Section 6.4. See the minimum benefit provisions of Section 3.8.

         3.4 Vested Deferred Retirement Benefit. A Member whose employment is terminated prior to his Normal Retirement Date for any reason other than early retirement or death shall be entitled to his vested interest, if any, in his Accrued Pension Benefit as determined in accordance with Sections 5.1, 5.2 and
5.3. See the minimum benefit provisions of Section 3.8. Such benefit shall be paid in accordance with Article VI.

         3.5 Return of Accumulated Contributions. An Member who participated in the the Berwind Plan on December 31, 1978, whose Accumulated Contributions were transferred to the Trust under the Plan and who terminates his employment for any reason other than death, before he has been credited with 10 Years of Service shall be entitled to receive the amount of his Accumulated Contributions in a lump sum within six months following such termination.

         3.6 Restoration of Accrued Pension Benefit. If, in connection with a termination of his employment, a Member receives a lump sum distribution of his Accumulated Contributions in accordance with Section 3.5, and such Member later returns to employment with a Participating Company and again becomes eligible to participate in the Plan, he may repay the full amount of the lump sum distribution of his Accumulated Contributions he received at the prior termination of employment, plus an amount equal to 5% interest compounded annually from the date of the distribution. In such event, the Member's Accrued Pension Benefit, determined at the prior termination of employment, shall be restored.

         3.7 Special Early, Normal and Late Retirement Benefits. A Member who participated in the Berwind Plan on December 31, 1978 and who had years of credited service under the Plan for employment before January 1, 1971 may elect to have his early retirement benefit, normal retirement benefit or late retirement benefit computed as follows:

             3.7.1 Special Normal and Late Retirement Benefits. In the case of normal or late retirement, for each calendar month of each Year of Service after July 1, 1948, 1% of the Member's Compensation up to $250 received during such calendar month plus 2% of such monthly Compensation in excess of $250.

             3.7.2 Special Early Retirement Benefit. In the case of an early retirement, a benefit calculated under Section 3.7.1 payable as either:

                            3.7.2.1 a deferred retirement benefit beginning on
                   the first day of the month following the Member's Normal Retirement Date, in which case it shall be computed as a special normal retirement benefit on the basis of the Member's Compensation and Years of Service to the date of early retirement; or

                            3.7.2.2 a retirement benefit beginning on the first
                   day of any calendar month following the Member's Early Retirement Date, and before his Normal Retirement Date, in which case the calculated special normal retirement benefit shall be multiplied by the applicable benefit reduction factor under the following schedule (interpolated to the nearest month):

                           BENEFIT REDUCTION SCHEDULE

                             Years Before Normal               Benefit
          Age                Retirement Date                    Factor
          ---                ---------------                    ------
           55                     10                             .56
           56                      9                             .60
           57                      8                             .64
           58                      7                             .69
           59                      6                             .74
           60                      5                             .80
           61                      4                             .86
           62                      3                             .91
           63                      2                             .94
           64                      1                             .97

                  3.8 Minimum Benefit. This Section applies to a Member who participated in the Berwind Plan on December 31, 1978, whose Accumulated Contributions were transferred to the Trust under this Plan and who reaches an Early Retirement Date or Normal Retirement Date. Subject to the further provisions of this Section the Member's minimum benefit under the Plan shall be equal to such Accumulated Contributions, minus the sum of amounts paid to such Member, his surviving spouse or other Beneficiary under Section 6.3, Section 6.5 or Section 6.6. The minimum benefit shall be paid to the Member's Beneficiary in accordance with Section 6.4.

ARTICLE IV. CONTRIBUTIONS BY PARTICIPATING COMPANIES.

         4.1 Contributions by Participating Companies. The Participating Companies shall make such contributions to the Fund as they shall deem appropriate to provide the benefits described under the Plan, but not less than the amount necessary to prevent an accumulated funding deficiency under the minimum funding standards of the Employee Retirement Income Security Act of 1974, as amended. However, a Participating Company shall have no obligation to make contributions to the Fund after the Plan has terminated as to its employees, whether or not benefits accrued prior to the date of termination have been fully funded, except as required by law.

         4.2 Time of Contributions. Payment of each Participating Company's contribution to the Fund in accordance with Section 4.1 shall be made within the time prescribed by the Code as the time within which a contribution must be made in order to constitute:

             4.2.1 a credit to the Plan's minimum funding standard account (or alternative funding standard account) for the Plan Year to which the contribution relates, and

             4.2.2 an allowable Federal income tax deduction for the Participating company's taxable year for which the contribution is made.

ARTICLE V. VESTING

         5.1 Rate of Vesting-General Rule. Except as provided in Sections 5.2 and 5.3, a Member shall have no vested interest in his Accrued Pension Benefit until he has been credited with 10 Years of Service, at which time he shall become 100% vested in his Accrued Pension Benefit.

         5.2 Full Vesting in Accumulated Contributions. A Member who participated in the Berwind Plan on December 31, 1978 and whose Accumulated Contributions were transferred to the Trust under this Plan shall be 100% vested in his Accumulated Contributions at all times.

         5.3 Vesting at Normal Retirement Date. A Member's interest in his Accrued Pension Benefit shall in any case become l00% vested if he is an Employee at his Normal Retirement Date.

         5.4 Application of Forfeitures. Any amounts forfeited under this
Article V shall not be used to increase the benefit of any Member, but shall be used to reduce the future contributions of Participating Companies.

ARTICLE VI. PAYMENT AND FORMS OF BENEFITS.

         6.1 Benefit Commencement Date - Normal Retirement and Late Retirement. The benefit of a Member who retires on or after his Normal Retirement Date shall be paid beginning on his Normal Retirement Date or his Late Retirement Date, as applicable.

         6.2 Benefit Commencement Date - Early Retirement. A Member who retires, or a Member who is no longer employed by an Employer and who is eligible to elect an Early Retirement Date shall, at least 90 days prior to that date, file with the Retirement Board an election to receive either a deferred benefit payable beginning at his Normal Retirement Date or a benefit payable beginning before his Normal Retirement Date.

         6.3 Normal Form of Benefit for Unmarried Member. The normal form of an unmarried Member's retirement benefit hereunder, whether payable at or prior to the Member's Normal Retirement Date or at his Late Retirement Date, shall be monthly payments for the Member's lifetime. See the minimum benefit provisions of Section 3.8.

         6.4 Lump Sum Payments. At the direction of the Retirement Board, a lump sum payment of the Actuarial Equivalent of any benefit payable under any section of the Plan may be made by the Trustee provided that if the current actuarial value of the benefit exceeds $3,500, the Retirement Board shall obtain the written consent of the Member, or if the Member has died, his surviving spouse or other Beneficiary. A lump sum payment shall be made consistent with the provisions of Section 6.9.

         6.5 Normal Form of Benefit for Married Member - Qualified Joint and Survivor Annuity; Notice and Election Procedures.

             6.5.1 Form of Payment. The normal form of retirement benefit for a Member who is married on the date his monthly retirement benefit is to begin shall be a Qualified Joint and Survivor Annuity. A married Member may elect to receive the normal form of benefit for unmarried Members under Section 6.3 or an alternate form of benefit under Section 6.6, if the Member's spouse consents in writing to the Member's election pursuant to a procedure established by the Retirement Board. See the minimum benefit provisions of Section 3.8.

                                   6.5.2 Initial Notice and Election.  At least
nine months before a Member is eligible to elect an Early Retirement Date (or nine months before the Normal Retirement Date of a Member who is ineligible for an Early Retirement Date), the Retirement Board shall supply him with a written explanation describing:

                                         6.5.2.1 the effect of the Qualified
                  Joint and Survivor Annuity and the effect of the other forms of benefit available to him under the Plan,

                                         6.5.2.2 the Member's right to waive
                  the Qualified Joint and Survivor Annuity and his spouse's rights with respect to such waiver, and

                                         6.5.2.3 his rights during his election
                  period, as defined in Section 6.5.3. The explanation shall advise the Member that, unless by the day before his Annuity Starting Date he notifies the Retirement Board in writing of an election to receive a different form of benefit, and his spouse has consented to such alternate election in writing, his benefit shall be paid in the Qualified Joint and Survivor Annuity form.

                                   6.5.3 Election Period; Extension of Election
Period. A Member's election period under this Section 6.5 shall be the 90-day period ending on his Annuity Starting Date. If, by not later than the day before his Annuity Starting Date, the Member notifies the Retirement Board in writing of an election not to take the Qualified Joint and Survivor Annuity, and his spouse has consented in writing to such alternate election his benefit shall be paid in the alternate form selected by the Member. However, if by not later than the day before his Annuity Starting Date, the Member requests the Retirement Board to furnish him with additional information relating to the effect of the Qualified Joint and Survivor Annuity, the election period under this section shall be extended and his Annuity Starting Date shall be postponed to a date not later than 90 days following the furnishing to him of the additional information.

                                   6.5.4  Effect of Election. An election
hereunder may be changed before a Member's Annuity Starting Date but shall become irrevocable upon a Member's Annuity Starting Date.

                                         6.5.5 Marital Status. Unless a Member
notifies the Retirement Board of a change in his marital status after termination of employment and before benefit payments begin, benefits shall be paid in accordance with the marital status entered in the records of the Retirement Board at the time of termination of employment.

                                   6.6 Other Forms of Benefit Payment. Subject
to the spousal waiver provision described in Section 6.5.1, and in lieu of a form of payment provided in Section 6.3 or Section 6.5, a Member may elect to have the amount payable under Article III paid in one of the following forms, each of which shall be the Actuarial Equivalent of the normal form of benefit for an unmarried member as described in Section 6.3:

                                         6.6.1 a joint and survivor annuity that
provides a reduced annuity for the life of the Member, with the provision that after his death 50% or 100% of such amount, as specified in the Member's election, shall be paid to the Member's Beneficiary during the Beneficiary's life. All payments under this option shall cease with the last payment due prior to the death of the survivor of the Member and his Beneficiary. See the minimum benefit provisions of Section 3.8; or

                                         6.6.2 an annuity for the life of the
Member with the provision that if the Member dies before he has received 60 or 120 monthly payments, as specified in the Member's election, benefit payments shall continue to his Beneficiary, until a total of 60 or 120 monthly payments, as applicable, has been made. See the minimum benefit provisions of Section 3.8.

                                   6.7 Benefits Primarily for Member. Unless
otherwise required by Section 6.5 or any applicable provision of law, if any payments are to continue for the benefit of a person other than the Member's spouse for a period extending beyond the Member's life expectancy, the present value of the payments to the Member at the date those payments are to begin must be more than 50% of the present value of all payments to the Member and such other person.

                                   6.8 Delayed Retirement; Restoration to
Service. Any Member who remains in employment after his Normal Retirement Date or who, having terminated employment and received benefits hereunder, is subsequently reemployed as an Employee eligible for membership under Section 2.1 for more than 40 Hours of Service per month, shall not be entitled to benefit payments while so employed or reemployed but shall accrue additional service for employment up to his Normal Retirement Date in accordance with the provisions of Article III. Upon subsequent retirement his benefit shall be recomputed based upon his total Years of Service and Average Compensation at the subsequent termination date. If the Member received a lump sum distribution upon an earlier termination of employment, the benefit so computed upon the subsequent termination of employment shall be reduced by an amount equivalent to the then current Actuarial Equivalent value of such lump sum payment, unless the Member has made a repayment of his Accumulated Contributions under Section 3.6. In other cases, retirement benefit payments shall be redetermined as of the subsequent termination of employment in accordance with the form of benefit payment in effect prior to the Member's reemployment and adjusted to reflect the increase, if any, in benefits attributable to Years of Service and Average Compensation after reemployment and prior to Normal Retirement Date. The rules of this Section shall be applied consistent with the provisions of 29 CFR Sec. 2530.203-3 issued by the United States Department of Labor, which provisions are incorporated herein by reference.

                                   6.9 Benefit Commencement Date - General Rule.
Notwithstanding the foregoing provisions of this Article VI, payment of any benefit due a Member, spouse, or other Beneficiary shall begin, unless the Member, spouse, or other Beneficiary elects, no later than 60 days following the close of the Plan Year in which occurs the later of:

                                   6.9.1 the Member's Normal Retirement Date; or

                                   6.9.2 the Member's actual termination of
employment.

Subject to Section 6.4, a Member, spouse or other Beneficiary may elect to have distribution made or begin later than a date specified in Section 6.9.1 or
Section 6.9.2, but in no event later than:

                                         6.9.2.1 in the case of a Member who is
                  a 5% owner of the Employer, as defined in section 416(i) of the Code, April 1 following the calendar year in which the Member reaches age 70-1/2, unless the Member made a valid deferral election before January 1, 1984 and such election has not been revoked, or

                                         6.9.2.2 in the case of any other
                  Member, April 1 following the calendar year in which the Member reaches age 70-1/2 or actually retires, whichever is later.
                                     - 22 -

                             6.10 Claims Procedure. A Member, eligible surviving
spouse or other Beneficiary who believes himself entitled to benefits hereunder, and who has not begun to receive those benefits within 120 days after the last date specified in Section 6.9, may claim those benefits by submitting to the Retirement Board a written notification of his right to such benefits. In the event that the claim is wholly or partially denied, the Retirement Board shall, within 90 days (or in special cases, and upon prior written notice to the claimant, 180 days) of receipt of the claim, inform the Member, eligible surviving spouse or other Beneficiary of the reason or reasons for the denial, the specific reference to the Plan provisions on which the denial was based, any additional information that may be necessary to perfect the claim, with reasons therefor, and the procedure for reviewing the denial of the claim. In such case the Member, eligible surviving spouse, other Beneficiary or his representative shall have the opportunity to appeal to the Retirement Board for review thereof by requesting such review in writing to the Retirement Board. The Member, eligible surviving spouse, other Beneficiary or his representative shall have a right to review all pertinent documents and submit comments in writing. Thereafter the Retirement Board shall render a decision in writing, stating specific reasons therefor and citing specific Plan references, no later than 60 days after its receipt of the request for review. If special circumstances require extension, the Retirement Board's decision may be given within 120 days after receipt of the request for review.

ARTICLE VII. LIMITATIONS ON AMOUNT OF BENEFITS.

                             7.1 Code Section 415 Limit.

                                   7.1.1 Primary Limit. In no case shall
benefits with respect to any Member payable under this Plan and all other defined benefit employee pension plans maintained by the Employer, when expressed as an annual benefit in the form of a straight life annuity, exceed the lesser of:

                                         7.1.1.1 $90,000 (or such greater amount
                  after 1987 as may be allowable under regulations prescribed by the United States Department of the Treasury); or

                                         7.1.1.2 100% of the Member's average
                  compensation received during the three consecutive Plan Years of his participation during which he received the greatest aggregate compensation, multiplied by a fraction (that may not exceed one) the numerator of which is the number of the Member's Years of Service and the denominator of which is 10.

If a Member's benefit is payable as a Qualified Joint and Survivor Annuity, or if his Beneficiary under Section 6.6.1 is his spouse, no adjustment of the foregoing limitation shall be made. In the case of any other benefit payable under Section 6.6, such benefit shall be adjusted to the Actuarial Equivalent of a straight life annuity before applying the limitation of this Section 7.1.1, using an interest rate equal to the greater of 5% or the interest rate provided in Appendix A.

                                         7.1.1.3 section 7.1.1.2 shall not
                  operate to reduce any benefit of $10,000 or less per year payable to a Member who does not participate in a defined contribution employee pension plan to which an Employer contributes.

                                         7.1.1.4 If a Member participated in
                  this Plan on July 1, 1982, Section 7.1.1 shall not reduce that Member's benefit below his Accrued Pension Benefit determined as of December 31, 1982.

                                   7.1.2 If a Member retires either before
reaching age 62, or after reaching 65, the limits of Section 7.1.1 shall be adjusted in accordance with regulations issued under section 415(b) of the Code:

                                         7.1.2.1 in the case of a benefit
                  payable beginning before age 62, to an amount that is not less than the equivalent of an annual benefit of $75,000 beginning at age 55 using an interest rate equal to the greater of 5% or the interest rate provided in Appendix A; and

                                          7.1.2.2 in the case of a benefit
                  payable beginning after age 65, to an amount that is the equivalent of an annual benefit of $90,000 beginning at age 65 using an interest rate equal to the lesser of 5% or the interest rate provided in Appendix A.

                  7.2 Combined Limit. If a Member of the Plan also participates in any defined contribution employee pension plan (or, after December 31, 1985, a funded welfare plan as defined in section 419(e) of the Code) maintained by the Employer, the sum of the defined benefit fraction and the defined contribution fraction shall not exceed one.

                                   7.2.1 Defined Benefit Fraction. The defined
benefit fraction for any Plan Year is a fraction:

                                         7.2.1.1 the numerator of which is the
                  Member's projected annual benefit under the Plan and all other defined benefit employee pension plans maintained by the Employer (determined as of the close of the Plan Year), and

                                         7.2.1.2 the denominator of which is the
                  lesser of (1) $90,000 or the applicable dollar limit for such year determined under Section 7.1.1, multiplied by 1.25 (1.0 if Section B.5 of Appendix B applies), or (2) the Member's average compensation for the three consecutive calendar years of active participation produce the highest average, multiplied by 1.4.

                                   7.2.2 Defined Contribution Fraction. The
defined contribution fraction for any Plan Year is a fraction:

                                         7.2.2.1 the numerator of which is the
                  total of the annual additions to the Member's account for the Plan Year and all prior Plan Years under all defined contribution employee pension plans maintained by the Employer (and, after December 31, 1985, all funded welfare plans, as defined in section 419(e) of the Code, maintained by the Employer), and

                                          7.2.2.2 the denominator of which is
                  the lesser of the following amounts determined for such Plan Year and for each prior Plan Year during which the Employee participated:

                                                 i) $30,000, or the applicable
                  limit for each such Plan Year, multiplied by 1.25 (1.0 if Section B.5 of Appendix B applies), or

                                                 ii) 35% of the Member's
                  compensation for each such Plan Year.

                                   7.2.3 Transitional Rule. The denominator of
the defined contribution fraction under Section 7.2.2 for all Plan Years ending before January 1, 1983 shall, at the Retirement Board's election and provided the plan in question existed on or before July 1, 1982, be:

                                          7.2.3.1 the maximum annual additions
                  to the Member's accounts under all defined contribution employee pension plans maintained by the Employer that could have been made under the primary limit applicable to such plans for all Plan Years ending on or before December 31, 1982, multiplied by

                                          7.2.3.2 a fraction, (1) the numerator
                  of which is the lesser of $51,875 or 35% of the Member's 1981 compensation, and (2) the denominator of which is the lesser of $41,500 or 25% of the Member's l98l compensation.

                                   7.2.4 Definition of Compensation. Solely for
the purposes of this Section 7.1, the term "compensation" means a Participant's wages, salaries and other amounts received for personal services actually rendered in the course of employment with the Employer, and excluding the following:

                                          7.2.4.1 Employer contributions to a
                  plan of deferred compensation that are not includable in the Employee's gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the employee, or any distributions from a plan of deferred compensation;

                                          7.2.4.2 amounts realized from the
                  exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                                          7.2.4.3 amounts realized from the
                  sale, exchange or other disposition of stock acquired under a qualified stock option; and

                                          7.2.4.4 other amounts that received
                  special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

For purposes of applying the limitations of this Section 7.2, compensation for a Limitation Year is the compensation actually paid or includable in gross income during such year.

                                   7.3 Benefit Limitations - Rules for Certain
Highly-Paid Employees. The benefit due any Member, including a former

Member, whose anticipated annual benefit under this Plan exceeds $1,500 shall, if the Member was among the 25 highest paid Members on the Effective Date, upon the occurrence of any of the events described below, be limited as provided in this Section and Sections 7.4 through 7.8. This limitation applies if:

                                   7.3.1 the Plan is terminated within 10 years
after the Effective Date;

                                   7.3.2 the benefits due a Member described
above become payable within 10 years after the Effective Date; or

                                   7.3.3 the benefits due a Member described
above become payable before the full current costs of the Plan, for the first 10 years after the Effective Date, have been funded.

                             7.4  Limitations on Contributions for Certain
Highly-Paid Employees. If Section 7.3 applies, then contributions that may be used for the benefit of a Member described in section 7.3 shall not exceed the greater of;

                                  7.4.1 $20,000; or

                                  7.4.2 20% of the first $50,000 of the Member's
Average Compensation, multiplied by the number of years between the Effective Date and

                                         7.4.2.1 the date of the Plan's
                  termination,

                                         7.4.2.2 the date the Member's benefit
                  becomes payable, or

                                         7.4.2.3 the date of the failure to meet
                  the Plan's full current costs,

as applicable. If, as of the date described in Section 7.4.2.1 or Section 7.4.2.2, the full current costs of the Plan have not been met, then the date of the failure to meet such costs shall be substituted for the date in Section
7.4.2.1 or Section 7.4.2.3, as applicable. If Section 7.4.2.2 applies, the number of years that may be taken into account may be recomputed for each year if the full current costs of the Plan are met for such year.

                             7.5  Contributions for: Purposes of Section 7.4.
For purposes of the limitations in Section 7.4, the contributions that may be used for the benefit of a Member include not only contributions previously allocated exclusively for his benefit, but any unallocated funds that would be used for his benefit if the Plan were then terminated or the Member withdrew from the Plan.

                             7.6 Exception to Limitations of Section 7.4. The
limitations of Section 7.4 may be exceeded for the purpose of making current retirement income benefit payments to retired Members if:

                                   7.6.1 the contributions that may be used for
any such Member are applied either to provide:

                                          7.6.1.1 level amounts of annuity in
                  the basic form of benefit provided for under the Plan for him at retirement (or, if he has already retired, beginning immediately), or

                                          7.6.1.2 level amounts of annuity in an
                  alternate form of benefit provided under the Plan if the level amount of annuity under such alternate form of benefit is not greater than the level amount of annuity under the basic form of benefit provided under the Plan;

                                   7.6.2 the annuity thus provided is
supplemented, to the extent necessary, to provide the full retirement income benefits in the basic form called for under the Plan, by current payments to such Member as his benefits come due; and

                                   7.6.3 such supplemental payments are made at
any time only if the full current costs of the Plan have then been met, or the aggregate of such supplemental payments for all such Members does not exceed the aggregate contributions already made under the Plan in the year then current.

                             7.7 Special Definitions and References. Unless
defined otherwise in the Plan, the terms used in Sections 7.3 through 7.6 shall have the meanings prescribed in Treas. Reg. Secs. 1.401-4(c)(2)(vi) and 1.404(a)-6. Further, the $1,500 amount referred to in Section 7.3 and the $20,000 amount referred to in Section 7.4.1 shall be adjusted consistent with Treas. Reg. Sec. 1.401-4(c)(5).

                             7.8 Application of Excess Funds. Any excess arising
by application of the foregoing provisions shall be used and applied for the benefit of the other Members, their surviving spouses or other Beneficiaries.

ARTICLE VIII. PLAN ADMINISTRATION.

          8.1 Allocation of Fiduciary Responsibility. The Plan shall be administered by the Retirement Board, which shall be the Plan's "named fiduciary" and "administrator", as those terms are defined by the Employee Retirement Income Security Act of 1974, as amended, and its agent designated to receive service of process. All matters relating to the administration of the Plan, including the duties imposed upon the Plan administrator by law, except those duties relating to the control or management of Plan assets, shall be the responsibility of the Retirement Board. All matters relating to the control or management of Plan assets shall, except to the extent delegated in accordance with the trust agreement, be the sole and exclusive responsibility of the Insurer or the Trustee, as applicable.

          8.2 Appointment of Retirement Board. The Retirement Board shall consist of no fewer than three persons who shall be appointed and may be removed by the Board of Directors. Persons appointed to the Retirement Board may be, but need not be, Employees. Any Retirement Board member may resign by giving written notice to the Board of Directors, which notice shall be effective 30 days after delivery. A Retirement Board member may be removed by the Board of Directors by written notice to such Retirement Board member, which notice shall be effective immediately upon delivery of the notice. The Board of Directors shall promptly select a successor following the resignation or removal of any Retirement Board member, if necessary to maintain a Retirement Board of at least three members.

          8.3 Compensation and Expenses of Retirement Board. Members of the Retirement Board who are employees of a Participating Company shall serve without compensation. Members of the Retirement Board who are not employees of a Participating Company may be paid reasonable compensation for services rendered to the Plan. Such compensation and all ordinary and necessary expenses of the Retirement Board shall be paid by the Participating Companies.

          8.4 Retirement Board: Rules and Regulations. The Retirement Board shall elect a Chairman and a Secretary and may elect an Assistant Secretary. The Secretary and Assistant Secretary may be, but need not be, members of the Retirement Board. The Retirement Board shall enact such rules and regulations for the conduct of its business and for the administration of the Plan as it may deem desirable. The Retirement Board may act either at meetings at which a majority of its members are present or by a writing signed by a majority of its members without the holding of a meeting. Records shall be kept of the meetings and actions of the Retirement Board. No member of the Retirement Board who is a Member of the Plan shall vote upon any matter affecting only his benefit.

          8.5 Exclusive Benefit Rule. The Retirement Board shall administer and interpret the Plan for the exclusive benefit of Members, their surviving spouses and other Beneficiaries.

          8.6 Funding Policy and Method. The Retirement Board shall:

                    8.6.1 establish and carry out a funding policy and method consistent with the objectives of the Plan; and

                    8.6.2 establish and maintain a minimum funding standard account, as defined in section 412 the Code, and, if appropriate, an alternative minimum funding standard account, also as defined in section 412 the Code. Not later than the last day of each Plan Year the Retirement Board shall report to the Board of Directors the amount of contribution necessary to prevent an accumulated funding deficiency for that Plan Year.

          8.7 Consultants and Advisors. The Retirement Board may, and to the extent necessary for the maintenance of the minimum funding standard account or alternative funding standard account and the preparation of required reports shall, employ accountants, actuaries, attorneys and other advisors. The fees charged by such accountants, actuaries, attorneys or other advisors shall represent reasonable compensation for services rendered, and shall be paid by the Participating Companies.

          8.8 Control of Fund. No Retirement Board member shall, at any time, handle any assets of the Fund. All payments to the Fund shall be made by the Participating Company officer charged with that responsibility by the Participating Company's board of directors, and all payments from the Fund shall be made by the Trustee.

          8.9 Retirement Board: Delegation and Allocation. The Retirement Board may, by unanimous action in writing, delegate any of its responsibilities to any Participating Company officer, and may allocate any of its responsibilities to one or more members of the Retirement Board. In the event of any such delegation or allocation the Retirement Board shall establish procedures for the thorough and frequent review of the performance of such duties. Persons to whom responsibilities have been delegated may not delegate to others any discretionary authority or discretionary control with respect to the management or administration of the Plan.

ARTICLE IX. AMENDMENT AND TERMINATION

          9.1 Amendments. The Plan may be amended at any time and from time to time by the Board of Directors, provided that no amendment shall divest any interest of any Member, surviving spouse or other Beneficiary, nor be effective unless the Plan shall continue to be for the exclusive benefit of the Members, their surviving spouses, and their other Beneficiaries. In addition, effective August 1, 1984, no amendment shall decrease any Member's Accrued Pension Benefit, eliminate or reduce any benefit subsidy or early retirement benefit, or eliminate any optional form of benefit except in accordance with section 411(d)(6) and section 412(c)(8) of the Code.

          9.2 Termination. While each Participating Company intends to continue the Plan indefinitely, each reserves the right to terminate or partially terminate the Plan at any time with respect to Members employed by it. If the Plan is so terminated or partially terminated, all amounts then standing to the credit of the Fund, and attributable to the contributions of such Participating Company, shall be allocated to the Accrued Pension Benefits of affected Members in the manner prescribed by Section 9.3. All such Members' unvested Accrued Pension Benefits, to the extent then funded, shall immediately vest and be nonforfeitable and the Fund shall continue to be held for distribution as provided under the Plan. Any residual assets, after all liabilities of the Plan to such Members, their surviving spouses and their other Beneficiaries have been satisfied, shall be distributed to Berwind Corporation unless specifically directed otherwise by the Board of Directors of Berwind Corporation. No Employees of the terminating Participating Company may thereafter be admitted to the Plan as new Members and such Participating Company shall make no further contributions to the Fund, except as may be required by law.

          9.3 Allocation of Assets Upon Termination. In the event of termination or partial termination of the Plan all of the assets of the Fund shall be allocated among the affected Members, surviving spouses and other Beneficiaries in the following order:

                    9.3.1 the assets shall first be allocated to that portion of a Member's benefit, if any, derived from his Accumulated Contributions.

                    9.3.2 the assets shall next be allocated, in the case of benefits payable as an annuity,

                              9.3.2.1 if the benefit of a Member, surviving
                    spouse, or Beneficiary was in pay status as of the beginning of the three year period ending an the termination date of the Plan, to each such benefit, based on the provisions of the Plan (as in effect during the five year period ending on such date) under which the benefit would be the least, or

                              9.3.2.2 if a benefit (other than a benefit
                    described in Section 9.3.2.1) would have been in pay status as of the beginning of such three year period if the Member had retired prior to the beginning of the three year period and if the benefits had commenced (in the normal form of annuity under the Plan) as of the beginning of such period, to each such benefit based on the provisions of the Plan (as in effect during the five year period ending on such date) under which such benefit would be the least.

For purposes of Section 9.3.2.1, the lowest benefit in pay status during a three year period shall be considered the benefit in pay status for such period.

                    9.3.3 Any remaining assets shall be allocated:

                              9.3.3.1 to all other benefits (if any) of
                    individuals under the Plan guaranteed under section 4022 of the Employee Retirement Income Security Act of 1974, as amended (without regard to section 4022(b)(5) of the Act);

                              9.3.3.2 to the additional benefits (if any) that
                    would be determined under Section 9.3.3.1 if section 4022(b)(6) of the Employee Retirement Income Security Act of 1974, as amended, did not apply;

                              9.3.3.3 to all other nonforfeitable benefits under
                    the Plan;

                              9.3.3.4 to all benefits under the Plan; and

                              9.3.3.5 to Berwind Corporation, unless
                    specifically directed otherwise by the Board of Directors of Berwind Corporation, if all liabilities of the Plan to Members, their surviving spouses and their other Beneficiaries have been satisfied and such distribution is not prohibited by any provision of law.

          If the Fund is insufficient to provide in full for any of the classes set forth above, the assets remaining shall be applied proportionately among Members, surviving spouses and other Beneficiaries of that class and nothing shall be applied to any subsequent class.

          The above priorities and allocation of assets shall be determined in accordance with section 4044 of the Employee Retirement Income Security Act of 1974, as amended.

ARTICLE X. MISCELLANEOUS.

          10.1 Merger, Consolidation or Transfers. The Board of Directors reserves the right to merge or consolidate the Plan with any other defined benefit employee pension plan qualified under the Code, and to transfer Plan assets or liabilities in connection therewith, provided that the benefit that would be payable to each Member in the event of a Plan termination occurring immediately after any such merger, consolidation or transfer of assets or liabilities, shall be at least equal to the benefit that would have been payable to each Member in the event of a Plan termination occurring immediately before such merger, consolidation or transfer.

          10.2 Rights of Participating Companies. The existence of the Plan shall not confer upon any Employee the right to be continued as an Employee. Each Participating Company expressly reserves the right to discharge any of its Employees whenever in its judgment its best interests so require.

          10.3 Nonalienation of Benefits. No benefit payable under the Plan shall be subject in any manner to anticipation, assignment or voluntary or involuntary alienation. This section shall not preclude the Retirement Board, the Trustee, or either of them, from complying with the terms of a qualified domestic relations order as defined in section 414(p) of the Code.

          10.4 Facility of Payment - Incapacity. Unless the Retirement Board is directed otherwise by the terms of a qualified domestic relation order, as defined in section 414(p) of the Code, if any Member, surviving spouse or other Beneficiary shall be physically or mentally incapable of receiving or acknowledging receipt of any payment due under the terms of the Plan and no legal representative shall have been appointed for him, the Retirement Board may direct the Insurer or the Trustee, as applicable, to make any such payment to any person or institution maintaining such Member, surviving spouse or other Beneficiary, and the release of such person or institution shall be a valid and complete discharge for such payment.

          10.5. Facility of Payment Minority. Unless the Retirement Board is directed otherwise by the terms of a qualified domestic relations order, as defined in section 414(p) of the Code, if the surviving spouse or other Beneficiary of any Member shall be a minor and no guardian shall have been appointed for him, the Retirement Board may direct the Trustee to retain any payment due under the Plan for his benefit until he attains majority. Such amount, as authorized by the Retirement Board, may be held in cash, deposited in bank or savings accounts, or invested and reinvested in direct obligations of the United States, and the income thereon may be accumulated and invested or the income and principal may be expended and applied directly without the intervention of any guardian and without application to any court.

          10.6 Prohibition Against Diversion. Prior to the satisfaction of all liabilities with respect to Members, surviving spouses and other Beneficiaries, no part of the principal or income of the Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Members, their surviving spouses or their other Beneficiaries under the Plan. No person shall have any interest in or right to any part of the earnings of the Fund, or any rights in, or to, or under the Fund or any part of the assets thereof, except to the extent expressly provided in the Plan, Contract and Trust.

          10.7 Unclaimed Benefits. If a Member, surviving spouse or other Beneficiary to whom a benefit is payable under the Plan cannot be located following a reasonable effort to do so by the Retirement Board, such benefit shall be forfeited but shall be reinstated if a claim therefor is filed by the Member, surviving spouse or other Beneficiary.

          10.8 Provisions Relating to Top-Heavy Plan. Notwithstanding anything in the Plan to the contrary, if the Plan is determined to be a top-heavy plan within the meaning of Section A.14 of Appendix B and section 416(g) of the Code for any Plan Year beginning after December 31, 1983, then the Plan shall meet the requirements of Article B of Appendix B for any such Plan Year.

          10.9 Date of Effectiveness. Except as may be specifically provided otherwise, this amendment and restatement of the Plan shall be effective as of January 1, 1984.

          To record the adoption of this amendment and restatement of the Plan, BERWIND CORPORATION has caused its authorized officers to affix its corporate
name and seal this            day of                                     , 1985.

(CORPORATE SEAL)                               BERWIND CORPORATION

Attest:                                        By:
       ----------------------------               ------------------------------

                                   APPENDIX A

                     Option Election Factors for Un1sex 83M

                                     Berwind

                                  Pension Plans

Step #1: Determine the monthly pension benefit in the normal form of Life Annuity commencing at actual retirement age.

Step #2: Enter the following Table A, and Table B if necessary for J&S options, to determine the option factor for the age and option. Use age nearest birthday.

Step #3: Multiply the monthly benefit (from Step #1) times the option factor to determine the monthly benefit in the optional form.

                                     Table A
                     Factor to Convert Life Annuity Form To:

Annuitant                                  30%    66 2/3  75%      100%
  Age          5C&C    10C&C   15C&C      J&S*    J&S*    J&S*     J&S*
  ---          ----    -----   -----      ----    ----    ----     ----
Less than 55   .993     .980    .952     .936    .912     .905    .876
    55         .992     .970    .940     .928    .906     .895    .864
    56         .991     .966    .934     .924    .903     .890    .858
    57         .990     .963    .927     .920    .899     .884    .851
    58         .988     .959    .919     .916    .895     .878    .841
    59         .987     .954    .910     .912    .891     .872    .832
    60         .985     .949    .901     .907    .887     .866    .829

    61         .984     .943    .891     .903    .882     .860    .822
    62         .982     .936    .880     .898    .876     .854    .815
    63         .979     .929    .867     .894    .868     .848    .807
    64         .977     .920    .854     .889    .860     .842    .799
    65         .974     .911    .840     .884    .851     .835    .791

    66         .970     .901    .825     .878    .844     .829    .782
    67         .966     .890    .809     .872    .837     .822    .773
    68         .961     .878    .792     .866    .830     .815    .764
    69         .956     .865    .774     .860    .823     .807    .755
    70         .951     .852    .756     .855    .817     .799    .747

    71         .945     .838    .737     .850    .811     .792    .739
    72         .939     .823    .718     .845    .804     .785    .731
    73         .933     .808    .699     .841    .798     .779    .724
    74         .926     .79l    .679     .837    .792     .772    .715
    75         .917     .773    .658     .833    .786     .765    .706
More than 75   .895     .724    .606     .823    .771     .746    .684

*Note: The above J&S factors assume Annuitant and Joint Annuitant are same age (within one year). If age difference is one year or greater, adjust the above J&S factors by Table B.

Example: (10 C&C): Annuitant is age 58 is entitled to $100/month starting at age 58 in a Life Annuity form. The 10 C&C option factor would be .959 and he or she would be entitled to $95.90/month starting at age 58 in a 10 C&C Annuity form.

Example: (100% J&S): Annuitant is age 62, with Joint Annuitant also age 62, and is entitled to $100/month starting at age 62 in a Life Annuity form. The 100% J&S option factor would be .815 and he or she would be entitled to $81.50/month starting at age 62 in a 100% Joint & Survivor annuity form.

                                    * * * *

The J&S factors in Table A assume Joint Annuitant and Annuitant are same age (within 1 year). If Joint Annuitant is younger than Annuitant, subtract the following Table B factors times the age difference from the Table A factors. If Joint Annuitant is older, add the following Table B factors times the age difference (Note: if the Joint Annuitant is older, the maximum factor under any J&S is .990).

                                     Table B
                   Factor to Adjust for Age Difference on J&S

         Annuitant         50%      66 2/3       75%       100%
           Age             J&S       J&S         J&S        J&S
           ---             ---       ---         ---        ---
        60 or less        .002       .003       .003       .004
        61-65             .003       .004       .004       .005
        66 or more        .004       .005       .006       .007

Example: If Annuitant is age 63 with Joint Annuitant age 54, the age difference is 9 years. The 100% Joint and Survivor factor from TABLE A of .807 will be decreased (factor, and monthly benefit, will be lower because younger Joint Annuitant is likely to outlive Annuitant) by 9 x .005, or by .045. The proper factor is therefore .807 minus .045, or .762.